Exhibit 99.1
Energy Vault Reports Third Quarter 2023 Financial Results

Revenue of $172.2 million driven by multiple energy storage deployments within the US market
Announced five new Gravity Energy Storage System projects under the license and royalty agreement with Atlas Renewables totaling 1.2 GWh as the first 100 MWh system nears completion outside Shanghai
Project Awards increased by 5.5 GWh, or 153% YTD while Bookings increased by 800 MWh, or 49% YTD
Commercial operation for the Wellhead 275 MWh battery energy storage system in Southern California commenced on time, at budget and above performance expectations
Reaffirm full-year 2023 financial guidance

WESTLAKE VILLAGE, Calif., November 7, 2023 – Energy Vault Holdings, Inc. (NYSE: NRGV) (“Energy Vault” or “the Company”), a leader in sustainable, grid-scale energy storage solutions, announced financial results for the third quarter ended September 30, 2023.
“The Energy Vault team executed well in delivering record revenue this past quarter across multiple customer sets in the US market while supporting strong regional demand for our gravity energy storage systems in China, India, South Africa and the US market.” said Robert Piconi, Chairman and CEO of Energy Vault. “We also achieved a major customer milestone in the US by successfully turning over in record time a first 275 MWh battery energy storage system in southern California for Wellhead and W Power, which provided over 13 GWh of clean energy during peak power consumption times in August and September to Southern California Edison.”
Piconi continued, "In China with our first 100MWh EVx system, we began the process for state grid interconnection in September while supporting our local partners on final system commissioning. Demand for our gravity energy storage technology in China has resulted in an additional 1.2 GWh of new project announcements by CNTY, bringing the total to 3.3 GWh. Year-to-date we have increased our customer awards by 153% to 9.1 GWh, representing approximately $3.3 billion, booked 800 MWh of new projects, and we believe we are in a solid cash position with no debt to continue to execute our growth plans.”
“Looking forward to Q4, we have multiple customer projects in Nevada, Texas and California with critical schedule milestones that continue toward completion, and we remain focused on meeting these commitments as we finish the quarter. With $223 million in revenue generated during the first nine months of the year, we remain on pace to achieve our full-year 2023 revenue and other financial guidance targets, while maintaining our cash position.”

Third Quarter 2023 Financial Highlights
•Record revenue of $172.2 million driven by deployments of the Company’s suite of energy storage systems.
•GAAP gross margin of 4.2%, or $7.1 million, driven by increased hardware deliveries the Company will realize value-add on in the fourth quarter of 2023 and timing of licensing payments that are expected in the fourth quarter instead of the third quarter 2023. Gross margin for the nine months ended September 30, 2023 is 6.1%.
•Net loss improved 28% sequentially to $(18.9) million.
•Adjusted EBITDA improved 43% sequentially, narrowing to $(10.2) million reflecting the scaling of revenue and management’s continued focus on optimizing operating expenses toward positive Adjusted EBITDA.
•Total cash and cash equivalents on the balance sheet of $132.2 million and no debt as of September 30, 2023.

•Expecting to exit fourth quarter 2023 at a similar level of cash and cash equivalents reported for the end of the third quarter while significantly reducing restricted cash.
•Secured non-cash project performance bonding capacity in excess of $1 billion available to facilitate upcoming project deployment and customer growth in the near to intermediate term.
•Reaffirm prior full year 2023 financial guidance, including revenue of $325 million to $425 million, gross margin of 10% to 15%, and adjusted EBITDA of $(50) million to $(70) million.

Operating and Other Highlights
•Commissioning of the first 100 MWh EVx™ gravity-based energy storage system is underway with Atlas Renewables and their partner CNTY in Rudong, China. The local state utility grid interconnection commenced in September 2023 and the Energy Vault team is currently on site supporting final system commissioning. In addition, works were completed to install the 4 kilometer, 35 kV overhead power line up to the remote end substation which also supports the adjacent wind turbine farm.
•Five additional gravity-based EVx™ projects within China announced, totaling 1.2 GWh, bringing total to 3.26 GWh, all of which are expected to generate high margin recurring royalty streams to Energy Vault.
•Began Commercial Operations of the Stanton Battery Energy Storage System with Wellhead and W Power. Built using Energy Vault’s proprietary system design and Energy Management System, the Stanton Energy Storage System is one of the largest energy storage systems in Southern California. The 68.8 MW/275.2 MWh battery energy storage system is fully operational at its maximum capacity, providing clean power and improving grid resiliency in the Southern California Edison service territory.
•Awarded projects increased by 153% YTD to 9.1 GWh ($3.3 billion), while booked projects increased 49% YTD to 2.4 GWh ($843 million) including a new 400 MWh project with Jupiter Power to be deployed in the southwest US beginning in 2024 and a new 400 MWh project in Texas with a US Independent Power Producer (IPP).
•Energy Vault’s overall Sustainability score from S&P increased from 17 in 2022 to 51 in 2023, placing the Company in the 94th percentile which is 2nd in the Company’s market segment and 33rd overall of the 551 companies evaluated by S&P.

Conference Call Information
Energy Vault will host a conference call today, November 7, 2023 at 4:30 PM ET to discuss the results, followed by a Q&A session. A live webcast of the call can be accessed at https://investors.energyvault.com/events-and-presentations/events. To access the call, participants may dial 1-844-826-3033, international callers may use 1-412-512-2921, and request to join the Energy Vault earnings call. A telephonic replay will be available shortly after the conclusion of the call and until, November 21, 2023. Participants may access the replay at 1-844-512-2921; international callers may use 1-412-317-6671 and enter access code 10183396. The call will also be available for replay via webcast link on the Investors portion of the Energy Vault website at https://www.energyvault.com/.
About Energy Vault
Energy Vault® develops and deploys utility-scale energy storage solutions designed to transform the world's approach to sustainable energy storage. The Company's comprehensive offerings include proprietary gravity-based storage, battery storage, and green hydrogen energy storage technologies. Each storage solution is supported by the Company’s hardware technology-agnostic energy management system software and integration platform. Unique to the industry, Energy Vault’s innovative technology portfolio delivers customized short-and-long-duration energy storage solutions to help utilities, independent power producers, and large industrial energy users significantly reduce levelized energy costs while maintaining power reliability. Utilizing eco-friendly materials with the ability to integrate waste materials for beneficial reuse, Energy Vault’s EVx™ gravity-based energy storage technology is facilitating the shift to a circular economy while accelerating the global clean energy transition for its customers. Please visit www.energyvault.com for more information.

Non-GAAP measures
Energy Vault has provided a reconciliation of net loss to adjusted EBITDA, with net loss being the most directly comparable GAAP measure, for the historical periods in this press release. A reconciliation of projected non-GAAP measures for the full-year 2023 has not been provided because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of the amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort.
Forward-Looking Statements
This press release includes forward-looking statements that reflect the Company’s current views with respect to, among other things, the Company’s operations and financial performance. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “ anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will” and other similar expressions. We base these forward-looking statements or projections on our current expectations, plans and assumptions, which we have made in light of our experience in our industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at the time. These forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These forward-looking statements are only predictions based upon our current expectations and projections about future events. These forward-looking statements involve significant risks and uncertainties that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including changes in our strategy, expansion plans, customer opportunities, future operations, future financial position, estimated revenues and losses, projected costs, prospects and plans; the uncertainly of our bookings and backlogs equating to future revenue; the lack of assurance that non-binding letters of intent and other indication of interest can result in binding orders or sales; the possibility of our products to be or alleged to be defective or experience other failures; the implementation, market acceptance and success of our business model and growth strategy; our ability to develop and maintain our brand and reputation; developments and projections relating to our business, our competitors, and industry; the ability of our suppliers to deliver necessary components or raw materials for construction of our energy storage systems in a timely manner; the impact of health epidemics, on our business and the actions we may take in response thereto; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; expectations regarding the time during which we will be an emerging growth company under the JOBS Act; our future capital requirements and sources and uses of cash; the international nature of our operations and the impact of war or other hostilities on our business and global markets; our ability to obtain funding for our operations and future growth; our business, expansion plans and opportunities and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on April 13, 2023, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws. You should not place undue reliance on our forward-looking statements.

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands except par value)

	September 30, 2023	December 31, 2022
Assets
Current Assets
Cash and cash equivalents	$74,236	$203,037
Restricted cash	57,986	83,145
Accounts receivable, net	26,759	37,460
Contract assets, net	64,492	28,978
Inventory	4,953	4,378
Customer financing receivable, current portion, net	1,313	1,500
Advances to suppliers	10,082	24,327
Prepaid expenses and other current assets	5,294	7,242
Total current assets	245,115	390,067
Property and equipment, net	25,707	3,044
Intangible assets	953	—
Operating lease right-of-use assets, net	1,106	1,442
Customer financing receivable, long-term portion, net	7,808	8,260
Investments	17,231	11,080
Other assets	2,617	2,820
Total Assets	$300,537	$416,713
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$20,651	$60,315
Accrued expenses	32,962	14,749
Contract liabilities, current portion	4,585	49,434
Lease liabilities, current portion	725	825
Total current liabilities	58,923	125,323
Deferred pension obligation	1,081	890
Contract liabilities, long-term portion	1,500	1,500
Other long-term liabilities	745	1,287
Total liabilities	62,249	129,000
Stockholders’ Equity
Preferred stock, $0.0001 par value; 5,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value; 500,000 shares authorized, 143,441 shares issued and outstanding at September 30, 2023; 138,530 shares issued and outstanding at December 31, 2022	14	14
Additional paid-in capital	465,038	435,852
Accumulated deficit	(225,900)	(147,265)
Accumulated other comprehensive loss	(864)	(888)
Total stockholders’ equity	238,288	287,713
Total Liabilities and Stockholders’ Equity	$300,537	$416,713

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$172,205	$1,694	$223,307	$45,555
Cost of revenue	165,057	1,623	209,793	2,194
Gross profit	7,148	71	13,514	43,361
Operating expenses:
Sales and marketing	4,183	3,758	13,609	8,287
Research and development	8,156	11,655	29,552	28,769
General and administrative	15,810	12,878	52,222	33,258
Depreciation and amortization	235	5,158	670	7,562
Asset impairment	—	2,828	—	2,828
Loss from operations	(21,236)	(36,206)	(82,539)	(37,343)
Other income (expense):
Interest expense	(18)	—	(19)	(1)
Interest income	1,919	1,024	6,149	1,356
Change in fair value of warrant liability	—	6,706	—	2,061
Transaction costs	—	—	—	(20,586)
Other expense, net	(8)	(104)	(259)	(151)
Loss before income taxes	(19,343)	(28,580)	(76,668)	(54,664)
Provision (benefit) for income taxes	(401)	185	(397)	358
Net loss	$(18,942)	$(28,765)	$(76,271)	$(55,022)

Net loss per share — basic and diluted	$(0.13)	$(0.21)	$(0.54)	$(0.46)
Weighted average shares outstanding — basic and diluted	143,867	140,302	142,052	118,560

Other comprehensive income (loss) — net of tax
Actuarial gain on pension	$(130)	$1	$(184)	$561
Foreign currency translation gain (loss)	42	(8)	208	(363)
Total other comprehensive income	(88)	(7)	24	198
Total comprehensive loss	$(19,030)	$(28,772)	$(76,247)	$(54,824)

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2023	2022
Cash Flows From Operating Activities
Net loss	$(76,271)	$(55,022)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	670	7,562
Non-cash interest income	(1,039)	(217)
Stock based compensation	34,523	26,757
Asset impairment	—	2,828
Change in fair value of warrant liability	—	(2,061)
Change in pension obligation	1	21
Change in asset retirement obligation	(375)	(93)
Change in warranty accrual	130	—
Provision (benefit) for credit losses	234	—
Foreign exchange gains and losses	308	163
Change in operating assets	(2,938)	(55,247)
Change in operating liabilities	(71,293)	27,514
Net cash used in operating activities	(116,050)	(47,795)
Cash Flows From Investing Activities
Purchase of property and equipment	(27,182)	(679)
Purchase of equity securities	(6,000)	—
Purchase of convertible notes	—	(2,000)
Net cash used in investing activities	(33,182)	(2,679)
Cash Flows From Financing Activities
Proceeds from exercise of stock options	223	131
Proceeds from insurance premium financings	1,250	—
Proceeds from reverse recapitalization and PIPE financing, net	—	235,940
Proceeds from exercise of warrants	—	7,855
Repayment of insurance premium financings	(394)	—
Payment of transaction costs related to reverse recapitalization	—	(20,651)
Payment of taxes related to net settlement of equity awards	(5,703)	(3,017)
Payment of finance lease obligations	(31)	(51)
Net cash provided by financing activities	(4,655)	220,207
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(73)	(123)
Net increase in cash, cash equivalents, and restricted cash	(153,960)	169,610
Cash, cash equivalents, and restricted cash – beginning of the period	286,182	105,125
Cash, cash equivalents, and restricted cash – end of the period	132,222	274,735
Less: Restricted cash at end of period	57,986	25,086
Cash and cash equivalents - end of period	$74,236	$249,649

ENERGY VAULT HOLDING, INC.

Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)
In Thousands

	Nine Months Ended September 30,
	2023	2022
Supplemental Disclosures of Cash Flow Information:
Income taxes paid	46	3
Cash paid for interest	19	1
Supplemental Disclosures of Non-Cash Investing and Financing Information:
Conversion of redeemable preferred stock into common stock in connection with the reverse recapitalization	—	182,709
Warrants assumed as part of reverse recapitalization	—	19,838
Actuarial gain on pension	(184)	561
Property, plant and equipment financed through accounts payable	3,595	—

Non-GAAP Financial Measure
To complement our condensed consolidated statements of operations, we use non-GAAP financial measures of adjusted selling and marketing (“S&M”) expenses, adjusted research and development (“R&D”) expenses, adjusted general and administrative (“G&A”) expenses, and adjusted EBITDA. Management believes that these non-GAAP financial measures complement our GAAP amounts and such measures are useful to securities analysts and investors to evaluate our ongoing results of operations when considered alongside our GAAP measures. The presentation of these non-GAAP measures is not meant to be considered in isolation or as an alternative to net loss as an indicator of our performance.
The following table provides a reconciliation from GAAP S&M expenses to non-GAAP adjusted S&M expenses (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
S&M expenses (GAAP)	$4,183	$3,758	$13,609	$8,287
Non-GAAP adjustment:
Stock-based compensation expense	1,801	2,146	5,477	3,038
Adjusted S&M expenses (non-GAAP)	$2,382	$1,612	$8,132	$5,249
The following table provides a reconciliation from GAAP R&D expenses to non-GAAP adjusted R&D expenses (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
R&D expenses (GAAP)	$8,156	$11,655	$29,552	$28,769
Non-GAAP adjustment:
Stock-based compensation expense	2,898	4,219	8,832	11,011
Adjusted R&D expenses (non-GAAP)	$5,258	$7,436	$20,720	$17,758
The following table provides a reconciliation from GAAP G&A expenses to non-GAAP adjusted G&A expenses (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
G&A expenses (GAAP)	$15,810	$12,878	$52,222	$33,258
Non-GAAP adjustment:
Stock-based compensation expense	6,015	4,529	20,214	12,708
Adjusted G&A expenses (non-GAAP)	$9,795	$8,349	$32,008	$20,550

The following table provides a reconciliation from net loss to non-GAAP adjusted EBITDA, with net loss being the most directly comparable GAAP measure (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss (GAAP)	$(18,942)	$(28,765)	$(76,271)	$(55,022)
Non-GAAP Adjustments:		—	—
Interest income, net	(1,902)	(1,024)	(6,131)	(1,355)
Income tax expense (benefit)	(401)	185	(397)	358
Depreciation and amortization	235	5,158	670	7,562
Stock-based compensation expense	10,714	10,894	34,523	26,757
Change in fair value of warrant liability	—	(6,706)	—	(2,061)
Transaction costs	—	—	—	20,586
Foreign exchange (gains) and losses	50	219	308	163
Adjusted EBITDA (non-GAAP)	$(10,246)	$(17,211)	$(47,298)	$(184)
We present adjusted EBITDA, which is net loss excluding adjustments that are outlined in the quantitative reconciliation provided above, as a supplemental measure of our performance and because we believe this measure is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. The adjusted EBITDA measure excludes the financial impact of items management does not consider in assessing our ongoing operating performance, and thereby facilitates review of our operating performance on a period-to-period basis.
In evaluating adjusted EBITDA, one should be aware that in the future we may incur expenses similar to the adjustments noted above. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net loss, operating loss, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
Our adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it does not reflect our cash expenditures, future requirements for capital expenditures, or contractual commitments;
•it does not reflect changes in, or cash requirements for, our working capital needs;
•it does not reflect stock-based compensation, which is an ongoing expense;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our adjusted EBITDA measure does not reflect any cash requirements for such replacements;
•it is not adjusted for all non-cash income or expense items that are reflected in our condensed consolidated statements of cash flows;
•it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;
•it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
•other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to use to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using adjusted EBITDA only supplementally.

Contacts

Investors:
energyvaultIR@icrinc.com

Media:
media@energyvault.com